UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2006

IGNIS PETROLEUM GROUP, INC.

(Exact name of registrant in its charter)
NEVADA	000-50929	16-1728419
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Crescent Court, 7th Floor

Dallas, Texas 75201

(Address of principal executive offices)

(214) 459-8188

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On March 29, 2006, Ignis Petroleum Corporation, our wholly owned subsidiary, entered into a letter agreement with Newton Properties, Inc. related to our interest in the North Wright Field Prospect. The agreement extended the Newton's deadline for us to spud the first well on the North Wright Field Prospect from March 31, 2006 until December 31, 2006.

On April 13, 2006, Ignis Petroleum Corporation entered into a letter agreement with Argyle Energy, Inc. and Bayou City Exploration, Inc. related to our interest in the North Wright Field Prospect. In exchange for our agreement to fund the payment of $165,262 in delay rentals for leases related to the North Wright Field Prospect, Argyle and Bayou City agreed to extend their deadline for us to spud the first well on the North Wright Field Prospect from March 31, 2006 until December 31, 2006.

The foregoing is a summary of the terms of the agreements described above and does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements, copies of which are attached to this report as exhibits and are incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(c)	Exhibits.
Exhibit Number	Description
10.1	Letter Agreement, dated March 29, 2006, by and between Ignis Petroleum Corporation and Newton Properties, Inc.
10.2	Letter Agreement, dated April 13, 2006, by and among Ignis Petroleum Corporation, Argyle Energy, Inc. and Bayou City Exploration, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGNIS PETROLEUM GROUP, INC.
Date: April 19, 2006
By:
Michael P. Piazza
President and Chief Executive Officer